Exhibit (j)(5)

THIRD AMENDMENT TO MASTER ADMINISTRATION AGREEMENT

This Third Amendment to the Master Administration Agreement is made as of March 16, 2026 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and each management investment company identified on Schedule A attached hereto (each, a “Trust”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and each Trust entered into a Master Administration Agreement dated as of May 10, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, Loomis Sayles Credit Income Opportunities Fund, a Delaware statutory trust (the “New Trust”) desires to become a party to the Agreement as a Trust thereunder and receive services from the Administrator thereunder;

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A. The first recital of the Agreement is hereby amended and restated in its entirety to read as follows:

WHEREAS, each Trust (as defined below) is an open-end or closed-end management investment company currently comprised of single or multiple series (each, a “Fund” and collectively, the “Funds”), and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”); and”

B. Schedule A annexed hereto shall replace any prior Schedule A.

2.	The New Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

3.	The New Trust hereby becomes a Trust under the Agreement, subject to the terms, conditions and provisions of the Agreement to the same extent as the existing Trusts.

4.

Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment, including Schedule A, is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

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5.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

6.

This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

GATEWAY TRUST

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

NATIXIS ETF TRUST

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

NATIXIS ETF TRUST II

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

NATIXIS FUNDS TRUST I

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

NATIXIS FUNDS TRUST II

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

Information Classification: Limited Access

NATIXIS FUNDS TRUST IV

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

LOOMIS SAYLES FUNDS I

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

LOOMIS SAYLES FUNDS II

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND

By:	/s/ Matthew Block
Name:	Matthew Block
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY, as Administrator

By:	/s/ Michael Dean
Name:	Michael Dean
Title:	Managing Director

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MASTER ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Trust(s) and Fund(s)

GATEWAY FUNDS

Gateway Trust (MA)

Gateway Equity Call Premium Fund

Gateway Fund

NATIXIS FUNDS

Natixis ETF Trust (MA)

Natixis Gateway Quality Income ETF

Natixis ETF Trust II (MA)

Natixis Vaughan Nelson Select ETF

Natixis Loomis Sayles Focused Growth ETF

Natixis Funds Trust I (MA)

Loomis Sayles Core Plus Bond Fund

Mirova Global Megatrends Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Fund

Natixis Funds Trust II (MA)

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Natixis Oakmark Fund Vaughan Nelson Select Fund

Vaughan Nelson Mid Cap Fund

Natixis Funds Trust IV(MA)

AEW Global Focused Real Estate Fund

Information Classification: Limited Access

LOOMIS SAYLES FUNDS

Loomis Sayles Funds I (MA)

Loomis Sayles Income Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II (MA)

Loomis Sayles Global Allocation Fund Loomis Sayles Growth Fund

Loomis Sayles High Income Fund Loomis Sayles International Growth Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Credit Income Opportunities Fund (DE)

Loomis Sayles Credit Income Opportunities Fund

Information Classification: Limited Access